Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form F-3 No. 333-196992) and related Prospectus of Golar LNG Ltd Company dated November 14, 2016.

/s/ Ernst & Young LLP

London, United Kingdom

November 14, 2016